Exhibit 4.1
Form of Common Stock Certificate of National Beauty, Inc.
                            FORM OF STOCK CERTIFICATE


     NUMBER                           PARVALUE $.001        SHARES




                              NATIONAL BEAUTY CORP.
                              ---------------------
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                                      CUSIP   63486Q
COMMON STOCK          SEE REVERSE FOR CERTAIN DEFINITIONS
           20   2



THIS CERTIFIES THAT


IS THE OWNER OF

 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, of National Beauty Corp.,
    Transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
     This Certificate is not valid unless countersigned and registered by the
                          Transfer Agent and Registrar.
   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated

                              National Beauty Corp.
                                    CORPORATE
                                      SEAL
                                     NEVADA


President                                             Secretary